EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q (the “Report”) for the quarter ended January 31, 2010, each of the undersigned hereby certifies that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
     2  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.
Dated: March 17, 2010

/s/ Stephen J. Price
Stephen J. Price, President and Chief Executive Officer

Dated: March 17, 2010

/s/ Tara Chicatelli
Tara Chicatelli, Chief Financial Officer